                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 and related Prospectus pertaining to the 1997 Performance Award Plan of our report dated January 27, 1997 with respect to the combined financial statements of U.S. Rentals, Inc. (Predecessor), which appears on Page F-2 of the Registration Statement on Form S-1 of U.S. Rentals, Inc., and of our report dated January 27, 1997 with respect to the financial statements of U.S. Rentals, Inc. (the Company), which appears on Page F-14 of the Registration Statement on Form S-1 of U.S. Rentals, Inc., such Registration Statement on Form S-1 relating to the Company's initial public offering filed with the Securities and Exchange Commission.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
Sacramento, California
March 23, 1998

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 and related Prospectus pertaining to the 1997 Performance Award Plan of U.S. Rentals, Inc. of our report dated January 28, 1998 appearing on page F-1 of this Form 10-K.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
Sacramento, California
March 23, 1998